VALHI  DECLARES  QUARTERLY  DIVIDEND



     DALLAS, TEXAS . . . November 16, 1995 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of three cents ($0.03) per share on its common stock, payable December 29, 1995, to stockholders of record at the close of business December 19, 1995.

     Valhi, Inc. is a diversified company engaged in the chemicals, refined sugar, building products and other industries.